Second Quarter 2022 Earnings Conference Call 7/19/2022 HANCOCK WHITNEY Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations of our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, the impact of the COVID-19 pandemic on the economy and our operations, the impacts related to Russia’s military action in Ukraine, Federal Reserve action with respect to interest rates, the adequacy of our enterprise risk management framework, potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the ongoing impact of future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating and cost reduction initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of natural or man-made disasters, the impact of PPP loans and forgiveness on our results, changes in interest rates, inflation, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements HNCOCK WHITNEY 2

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. AFS – Available for sale securities ACL – Allowance for credit losses Annualized – Calculated to reflect a rate based on a full year AMBR – Ameribor Unsecured Overnight Rate AOCI – Accumulated other comprehensive income ARM – Adjustable Rate Mortgage B – Dollars in billions bps – basis points C&D – Construction and land development loans C&I – Commercial and industrial loans CDI – Core Deposit Intangible CECL – Current Expected Credit Losses (accounting standard effective 1/1/2020) CET1 – Common Equity Tier 1 Ratio Core Loans - Loans excluding PPP activity COVID-19 – Pandemic related virus CRE – Commercial real estate DDA – Noninterest-bearing demand deposit accounts DP – Data processing (e) – estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items EOP – End of period EPS – Earnings per share Excess liquidity - deposits held at the Fed plus investment in the bond portfolio above normal levels Fed - Federal Reserve Bank FF – Federal Funds FHLB – Federal Home Loan Bank FOTO – FHLB Owns The Option FTE – Full time equivalent FV – Fair Value HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Line Utilization - represents the used portion of a revolving line resulting in a funded balance for a given portfolio; credit cards, construction loans (commercial and residential), and consumer lines of credit are excluded from the calculation Linked-quarter (LQ) – current quarter compared to previous quarter LOB – Line of Business LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MMDDYY – Month Day Year NII – Net interest income *NIM – Net interest margin (TE) NPA – Nonperforming assets NPL – Nonperforming loans OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items *Operating Leverage – Operating revenue (TE) less operating expense; also known as PPNR ORE – Other real estate PAA – Purchase accounting accretion from business combinations *PPNR – Pre-provision net revenue (operating); also known as operating leverage PPP – SBA’s Paycheck Protection Program related to COVID-19 PY – Prior year ROA – Return on average assets ROTCE – Return on tangible common equity SBA – Small Business Administration SOFR – Secured Overnight Financing Rate S1 – Stronger Near-term Growth S2 – Slower Near-term Growth TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) TDR – Troubled Debt Restructuring *TE – Taxable equivalent (calculated using the current statutory federal tax rate) VERP – Voluntary Early Retirement Program XHYY – Half Year XQYY – Quarter Year Y-o-Y – Year over year HNCOCK WHITNEY 3

Corporate Profile (as of June 30, 2022)

- $34.6 billion in Total Assets
- $21.8 billion in Total Loans
- $29.9 billion in Total Deposits
- CET1 ratio 11.06%(e)
- Tangible Common Equity (TCE) ratio 7.21%
- $3.8 billion in Market Capitalization
- 177 banking locations and 239 ATMs across our footprint
- Approximately 3,600 (FTE) employees corporate-wide
- Moody's long-term issuer rating: Baa3; outlook stable
- S&P long-term issuer rating: BBB; outlook stable
- Ranked in top 100 Best Banks in America by Forbes
- Recognized for top client satisfaction ranking by J.D. Power
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 131 consecutive quarters
- Earned top customer service marks with Greenwich Excellence Awards
- Diversity, equity and inclusion (DEI) are fundamental to the spirit of HWC's purpose, mission and values


HANCOCK WHITNEY LOCATIONS

HWC
Nasdaq Listed

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HANCOCK WHITNEY

Second Quarter 2022 Highlights

- Net income totaled $121.4 million, or $1.38 per diluted share, down $2.1 million, or $0.02 per share, linked quarter
- Pre-provision net revenue (PPNR)* totaled $146.9 million, up $12.4 million, or 9%, linked-quarter
- Core loan growth of $706.2 million, or 13% LQA, more than offset the impact of $183.5 million in PPP loan forgiveness, leading to an overall increase in total loans of $522.7 million (See slide 6)
- Nonperforming loans and criticized commercial loans remain at historically low levels with additional improvement linked quarter (See slide 8)
- ACL coverage remained strong at 1.55% (See slide 9)
- Deposits decreased $633.3 million, or 8% LQA (See slide 11)
- NIM improved 23 bps to 3.04% (See slide 12)
- CET1 ratio estimated at 11.06%, down 6 bps; TCE ratio 7.21%, up 6 bps (See slide 16)
- Achieved 55% efficiency ratio goal (54.95%)

($s in millions; except per share data)	2Q22	1Q22	2Q21
Net Income	$121.4	$123.5	$88.7
Provision for credit losses	(9.8)	(22.5)	(17.2)
Nonoperating items, net	–	–	42.2
Earnings Per Share – diluted	$1.38	$1.40	$1.00
Return on Assets (%) (ROA)	1.38	1.39	1.01
Return on Tangible Common Equity (%) (ROTCE)	19.77	18.66	13.94
Net Interest Margin (TE) (%)	3.04	2.81	2.96
Net Charge-offs (recoveries) (%)	(0.01)	0.01	0.20
CET1 Ratio (%)	11.06(e)	11.12	10.98
Tangible Common Equity (%)	7.21	7.15	7.70
Pre-Provision Net Revenue (TE)*	$146.9	$134.5	$137.2
Efficiency Ratio (%)	54.95	56.03	57.01

*Non-GAAP measure: see appendix for non-GAAP reconciliation

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Loans totaled $21.8 billion, up $522.7 million, net, linked-quarter $706.2 million in core loan growth, or 13% LQA $183.5 million in PPP loan forgiveness Improving line utilization contributed to growth in all markets across the footprint Approximately $150 million in loan growth from new bankers in expansion markets (i.e., Beaumont, Dallas, Jackson, San Antonio) Tailwinds and headwinds to future core loan growth: Tailwinds: Improvement in economic activity across our footprint Improvement of utilization rates Headwinds: Amortizing only indirect portfolio Potential economic slowdown Loan Growth Momentum Continued in 2Q22; Expect Slowdown in 3Q22 Bar Chart

Yield on New Loans Reflects Increase in Rate Environment $ in millions * Excluding PPP loans Fixed Loan Yield 3.51% 3.40% 3.73% 3.62% 4.45% Variable Loan Yield 3.15% 2.94% 2.94% 2.92% 3.25%

NPLs, Criticized Commercial Loans Continue Decline To Historically Low Levels Criticized commercial loans totaled $281 million, or 1.61% of total commercial loans (excluding PPP loans), at June 30, 2022, down $1 million, or less than 1%, linked-quarter and down $49 million, or 15%, from a year ago Nonperforming loans totaled $40 million, or 0.19% of total loans (excluding PPP loans), at June 30, 2022, down $5 million, or 11%, linked-quarter and down $46 million, or 53%, from a year ago *Ratios exclude PPP loans 2.11% 0.44% 1.66% Total Loans excl. PPP $19,731 $19,951 $20,603 $20,989 $21,695 Total Commercial Loans excl. PPP 15,639 15,977 16,596 16,968 17,508 Criticized Commercial Loans 330 294 287 282 281 Total Nonperforming Loans 87 63 59 45 40 1.84% 0.32% 1.73% 0.29% 0.22% 1.61% 0.19% $700 $600 $500 $400 $300 $200 $100 $0 3Q20 4Q20 1Q21 2Q21 3Q21 HNCOCK WHITNEY 12

Strong ACL; Expect Reserve Releases To End Negative provision for the quarter of ($9.8) million, reflects $0.7 million of net recoveries and a reserve release of $9.1 million Weighting applied to Moody's June 2022 economic scenarios was 25% baseline and 75% slower growth (S2) Given inflation levels and recession concerns, scenario mix and weighting captures greater potential for slower near term economic growth than provided for in the baseline scenario Net Charge-offs Reserve Release Total Provision  ($s in millions) 2Q22 1Q22 2Q22 1Q22 2Q22 1Q22 Commercial ($1.6) ($0.8) ($11.5) ($16.5) ($13.1) ($17.3) Mortgage (0.5) ---  2.3 (4.3) 1.8 (4.3) Consumer 1.4 1.1 0.1 (2.0) 1.5 (0.9) Total ($0.7) $0.3 ($9.1) ($22.8) ($9.8) ($22.5) 6/30/2022 3/31/2022 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial (excluding PPP) $250 1.43% $262 1.54% Mortgage 29 1.09% 26 1.07% Consumer 30 1.88% 30 1.88% PPP Loans --- 0.10% --- 0.10% Allowance for Loan and Lease Losses $309 1.41% $318 1.49% Reserve for Unfunded Lending Commitments 31 --- 31 --- Allowance for Credit Losses $340 1.55% $349 1.63% Allowance for Credit Losses – Excluding PPP Loans $339 1.56% $348 1.66%

Securities Portfolio Positioned for Rising Rates Securities portfolio (excluding unrealized losses) totaled $9.1 billion, up $242 million, or 3%, linked-quarter Additional shift in mix from AFS to HTM 30% HTM, 70% AFS at 6/30/22 28% HTM, 72% AFS at 3/31/22 $1.3 billion of FV hedges on $1.4 billion of bonds, or 22% of AFS securities, reduce OCI volatility and provide flexibility to reposition and/or reprice the hedged assets in a changing rate environment Yield 2.00%, up 2 bps linked-quarter; portfolio yield was 2.06% in June Purchases during 2Q22 of $472 million at yield of 3.42% included $252 million of liquidity deployment and $220 million in reinvestment of runoff on bond portfolio Terminated $545 million in FV hedges (will increase the asset yield on the underlying assets) Unrealized net losses on AFS portfolio of $579.1 million and $387.0 million at June 30, 2022 and March 31, 2022, respectively Premium amortization totaled $10.4 million, down $1.1 million linked-quarter Effective duration of 4.93 years at June 30, 2022 compared to 4.47 years at March 31, 2022 Securities Portfolio Mix 12/31/20 $s in millions CMBS $2,873 41% CMO $513 7% U.S. Agencies and other $219 3% RMBS $2,582 36% Munis $936 13% HNCOCK WHITNEY 15 Bar chart,pie chart

Best In Class Mix; Decline in Deposits Expected Total deposits of $29.9 billion, down $633.3 million, or 2.1%, linked-quarter Decrease in non-interest bearing DDA is primarily due to commercial clients deploying excess liquidity into working capital Decrease in interest bearing money market and savings was mostly related to consumer clients tax payments, liquidity spending and higher rates Decrease in public fund deposits primarily related to expected seasonal outflows DDAs comprised 49% of total period-end deposits June cost of deposits 8 bps, up 3 bps from March 2022 Total Deposits 12/31/20 $s in millions Time Deposits (retail) $1,835 7% Time Deposits (brokered) $14 ― Interest-bearing public funds $3,235 12% Interest-bearing transaction & savings $10,414 37% Noninterest bearing $12,200 44% $s in billions Avg Qtrly Deposits LQA EOP growth $28.0 $26.0 $24.0 $22.0 $20.0 $18.0 $16.0 1Q20 $24.3 20% 2Q20 $26.7 37% 3Q20 $26.8 -4% 4Q20 $27.0 10% 1Q21 $27.0 10% HNCOCK WHITNEY 15 Bar chart,pie chart Avg Quarterly Deposits/Mix

Net interest margin (NIM) 3.04%, up 23 bps linked-quarter; June NIM 3.24% Net interest income (TE) increased $17.3 million, or 7%, linked-quarter, driven by increasing rates and a change in the mix of earning assets Tailwinds for additional NIM widening: Future rate increases Continued shift in earnings asset mix Lag in increasing deposit rates NIM Widens as Rates Continue to Rise Cost of Deposits 0.60% 0.50% 0.40% 0.30% 0.20% 0.10% Mar-20 Apr-20 May-20 Jun 20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Mar-21e .59% .41% .33% .29% .25% .21% .20% .19% .17% .17% .13% 3.40% 3.30% 3.20% 3.10% 3.00% 2.90% 2.80% 3Q20 NIM (TE) Impact of Securities Portfolio Purchase/Premium amortization Impact of change in earnings asset mix Lower cost of deposits Net impact of interest reversals and recoveries/loan fees accretion 4Q20 NIM (TE) 0.02% 0.06% 0.05% 0.02% 5.00% 4.00% 3.00% 2.00% 1.00% 0.00% 4Q19 1Q20 2Q20 3Q20 4Q20 4.69% 3.43% 2.56% 0.76% 4.56% 3.41% 2.53% 0.67% 4.04% 3.23% 2.47% 0.38% 3.95% 3.23% 2.31% 0.30% 3.99% 3.22% 2.23% 0.25% Loan Yield Securities Yield Cost of Fund NIM HNCOCK WHITNEY 18 Line chart

Loans Loans, excluding PPP, totaled $21.7 billion at June 30, 2022 42% fixed, 58% variable (includes hybrid ARMs) 45% ($5.7 billion) of variable loans are LIBOR-based (26% of loan portfolio excluding PPP) 32% ($4.0 billion) of variable loans tied to Wall Street Journal Prime 7% ($857 million) of variable loans tied to SOFR 4% ($519 million) of variable loans tied to AMBR Securities 2Q22 purchases of $472 million ($252 million with excess liquidity and $220 million in reinvestment of runoff on bond portfolio) at an average yield of 3.42% Growth in securities portfolio over 2H22 likely limited to reinvesting cash flows and maturities Swaps/ Hedges (See slide 29 for more information) $1.75 billion of active receive fixed/pay 1 month LIBOR/SOFR swaps designated as Cash Flow Hedges on the balance sheet; provides NII support and extends asset duration $1.3 billion of pay fixed/receive Fed Effective swaps designated as Fair Value Hedges on $1.4 billion of securities; provides OCI protection and flexibility to reposition and/or reprice the hedged assets in a changing rate environment Deposits Deposits totaled $29.9 billion at June 30, 2022 87% of deposits are low-interest (MMDA, savings) or noninterest bearing (DDA) Expect shift in deposit mix as interest rates begin to rise Rate Betas Total loan beta 24% (1Q22 – 2Q22) Total deposit beta 3% (1Q22 – 2Q22) Rate Floors Floor Rate Balance * Balance Cumulative 25-49 bps $670 million $670 million 50-74 bps $804 million $1.5 billion 75-99 bps $546 million $2.0 billion 100-150 bps $1.8 billion $3.8 billion > 150 bps $172 million $4.0 billion IRR Sensitivity Table HWC (Hedges Removed) As of 4Q21 As of 4Q21 Peers * Immediate 100 bps 7.3% 8.4% 7.3% Gradual 100 bps 3.2% 3.6% 4.3% Deposits $ in millions Time Deposits $1,129 4% Interest-bearing public funds $3,295 11% Interest-bearing transaction & savings $11,650 38% Noninterest bearing $14,393 47% IRR Sensitivity Information IRR Sensitivity Table     HWC   HWC (Hedges Removed)   As of 2Q22 As of 2Q22 Immediate 100 bps 5.6% 6.9% Gradual 100 bps 2.5% 3.1% Gradual 200 bps 5.0% 6.1%

Linked-Quarter Improvement in Overall Fees Noninterest income totaled $85.7 million, up $2.2 million, or 3% linked-quarter Decline in service charges due to lower net NSF/OD fees Bank card and ATM fees increase related to an additional processing day Increase in trust fees driven by seasonal tax preparation fees and higher rates Secondary mortgage fees continue to decrease due to a slowdown in refinancing activity related to today’s higher rate environment Noninterest Income Mix 6/30/22 $s in millions Lower Mortgage, Specialty Income Partly Offset by Higher Service Fees Noninterest income totaled $82.4 million, down $1.3 million, or 2% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees continue to be impacted by the favorable rate environment, albeit a lower level of refinance activity compared to previous quarters Other income decrease related to lower levels of specialty income (BOLI) in 4Q20 partially offset by higher derivative income Expect 1Q21 fee income to be down related to anticipated lower levels of specialty income and secondary mortgage fees Secondary Mortgage Fees $11.5 14%Other $12.8 16% Noninterest Income Mix 12/31/20 $s in millions Service Charges on Deposit $19.9 24% Investment & Annuity and Insurance $5.8 7% Trust Fees $14.8 18% Bank Card & ATM Fees $17.6 21% 3Q20 NON INTEREST INCOME SERVICE CHARGES ON DEPOSIT accounts bank card & atm fees investment & annuity income and insurance trust fees secondary mortgage fees other 4q20 Non interest income Pie chart

Higher Personnel Costs Drive Overall Increase in Expenses Noninterest expense totaled $187.1 million, up $7.2 million, or 4% linked-quarter Personnel costs were the primary driver of the linked-quarter increase in expenses and were related to: Increased incentive pay and other ($3.5 million) Annual merit increases ($2.2 million) Increased FTE/new bankers/higher wages ($1.1 million) One additional work day in 2Q22 ($1.0 million) Noninterest Expense Mix 6/30/22 $s in millions A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $193.1 million, down $2.7 million, or 1% LQ Decline in personnel expense related to savings from efficiency measures taken to-date, including staff attrition and recent financial center closures Increase in other expenses mainly related to nonrecurring hurricane expense and branch closures Expense reduction initiatives to-date Closed 12 financial centers in 4Q20 8 additional financial centers closures announced in 1Q21 Ongoing branch rationalization reviews Closed Wealth Management trust offices in the NE corridor FTE down 210 compared to June 30, 2020 through staff attrition and other initiatives Early retirement package offered to select employees in 1Q21 Expect 1Q21 expenses to be flat as efficiency initiatives continue and offset typical beginning of the year increases; does not include nonrecurring charges for certain initiatives (i.e. early retirement)

Solid Capital, TCE Again Impacted By OCI CET1 ratio estimated at 11.06%, down 6 bps linked-quarter TCE ratio 7.21%, up 6 bps LQ Tangible net earnings +35 bps Lower tangible assets +34 bps Stock Compensation and other +2 bps Impact of OCI -47 bps Stock buyback -11 bps Dividends -7 bps Repurchased 804,368 shares of Company common stock during 2Q22 at an average price of $47.21 per share Will continue to manage capital in the best interests of the Company and our shareholders; our priorities are: Organic growth Dividends Buybacks M&A Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio June 30, 2022 7.21% 8.68%(e) 11.06%(e) 12.68%(e) March 31, 2022 7.15% 8.38% 11.12% 12.82% December 31, 2021 7.71% 8.25% 11.09% 12.84% September 30, 2021 7.85% 8.15% 11.17% 13.06% June 30, 2021 7.70% 7.83% 10.98% 12.94% (e) Estimated for most recent period-end Capital Rebuild Continues After 1H20 De-Risking Activities TCE ratio 7.64%, up 11 bps LQ (7.99% excluding PPP loans) Tangible net earnings +34 bps Change in tangible assets/additional excess liquidity -10 bps Dividends -7 bps Change in OCI & other -6 bps CET1 ratio 10.70%, up 40 bps linked-quarter Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio December 31, 2020 7.64% 7.87%(e) 10.70%(e) 13.31%(e) September 30, 2020 7.53% 7.70% 10.30% 12.92% June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

2022 Forward Guidance

	Q2 2022 Actual	FY 2022 Outlook
Core Loans (EOP) (excl PPP loans) *	$21.7 billion (excl PPP loans)	Expect 6-8% EOP core loan growth from $20.6B at 12/31/21; expect to be closer to 8% with a potential slowdown in 3Q22 and rebounding in 4Q22
Deposits (EOP)	$29.9 billion	Expect EOP deposits to remain flat to slightly down from $30.5B at 12/31/21; expect growth in 4Q22 from seasonal year-end deposits
Operating Pre-Provision, Net Revenue (PPNR)	$146.9 million	Expect PPNR to be up 16%-18% from FY 21 ($537.6MM); PPP included in 2021 results totaled $64.4MM vs. $8.2MM YTD 2022*
Reserve for Credit Losses	$339.5 million or 1.55% of total loans	Future assumptions in economic forecasts and our own asset quality metrics will drive level of reserves; we do not foresee additional reserve releases in light of the current economic environment, but instead could see zero or low provisions for the balance of 2022
Noninterest Income	$85.7MM	Expect noninterest income to be down 1%-3% from FY 21 ($353.4MM); expect to be closer to 3% from continued lower secondary mortgage fees
Noninterest Expense	$187.1MM	Expect operating expense to be down approximately 1%-3% from FY21 ($760.1MM); expect to be closer to 1% from projected higher levels of incentive pay
Effective Tax Rate	21.2%	19%-21%
Efficiency Ratio	54.95%	Expect to maintain ratio below 55%

3-Year Corporate Strategic Objectives (CSOs) to be achieved by 4Q24	2021 Actual	2021 Actual excluding nonoperating items, PPP and negative PLLL	Objective
ROA	1.32%	1.12%	1.35% - 1.45%
TCE	7.71%	NA	> 8%
ROTCE	17.74%	14.39%	> 15%
Efficiency Ratio	57.29%	60.62%	≤ 55%

* See slide 27 for details on PPP loans

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Additional Guidance Related to Future Rate Increases Expect to reach a Fed Funds (FF) rate of 3.50% by year-end 2022; future rate assumptions included in guidance: +75 bps July +50 bps September +25 bps November +25 bps December Deposit betas key to maximizing impact of higher rates on NIM Majority of loan rate floors reset with recent Fed rate moves; currently $186 million of floors remain (with FF at 1.75%) and will reset as rates continue to increase; there are no floors remaining once the Fed Funds rate reaches 3.50% $900 million in FOTO advances called in 2Q22; expect remaining advances ($200 million) to be called in 3Q22 June 2022 NIM = 3.24%; July expected to approximate 3.35% Expect for every 25 basis points move in Fed Funds our NIM will widen 4-6 basis points

Efficiency ratio target of 55% achieved in 2Q22 Thoughtful execution of revenue and efficiency strategies throughout 2022: Continued momentum in core loan growth Maintain our focus on expense management in 2022 Additional efficiency initiatives (e.g. strategic procurement) help to offset inflationary pressure and revenue investments Deployment of excess liquidity into loans and then reinvestment in the bond portfolio Keys to Maintaining 55% Efficiency Ratio Dallas, TX +1 Houston, TX +1 Baton Rouge, LA +1 New Orleans, LA +1 Nashville, TN +1 Gulfport, MS +1 Tampa, FL +1 Revenue Catalyst: new banker hires 7 new bankers were added across the footprint in 2Q22, including middle market, commercial and healthcare, with more planned for 2H22 Target 55%

Positioned Well For Today’s Economic Environment Balance sheet de-risked in early 2020 Credit metrics at historically low levels Robust ACL at 1.56% of loans (excl PPP) Solid capital levels Significant efficiency initiatives executed in 2020/2021 Technology projects nearing completion phases Market disruption(s) from M&A lead to opportunities Best in class deposit mix (almost 50% DDA) Current hedge positions provide NII support and extend asset duration Focus on attracting new bankers in growth markets Proven ability to proactively manage expenses

Appendix and Non-GAAP Reconciliations Appendix and Non-GAAP Reconciliations CHANCOCK WHITNEY

Summary Income Statement ($ in millions, except for per share data)

2Q22	1Q22	2Q21	Change LQ	Change Prior Year		YTD 2022	YTD 2021	Change Y-O-Y
248.3	231.0	237.5	17.3	10.8	Net Interest Income (TE)	479.3	475.0	4.3
(9.8)	(22.5)	(17.2)	12.7	7.4	Provision for Credit Losses	(32.3)	(22.1)	(10.2)
85.7	83.4	94.3	2.3	(8.6)	Noninterest Income	169.1	181.4	(12.3)
187.1	179.9	236.8	7.2	(49.7)	Noninterest Expense	367.0	429.8	(62.8)
154.0	154.5	109.4	(0.5)	44.6	Income before Income Tax	308.5	242.9	65.6
32.6	31.0	20.7	1.6	11.9	Income Tax Expense	63.6	47.0	16.6
121.4	123.5	88.7	(2.1)	32.7	Net Income	244.9	195.9	49.0
146.9	134.5	137.2	12.4	9.7	Operating PPNR (TE)*	281.4	268.7	12.7

121.4	123.5	88.7	(2.1)	32.7	Net Income	244.9	195.9	49.0
(1.8)	(1.9)	(1.9)	0.1	0.1	Net Income allocated to participating securities	(3.8)	(4.2)	0.4
119.6	121.6	86.8	(2.0)	32.8	Net Income available to common shareholders	241.1	191.7	49.4
86.4	86.9	87.0	(0.5)	(0.6)	Weighted average common shares – diluted (millions)	86.7	86.9	(0.2)
1.38	1.40	1.00	(0.02)	0.38	Reported EPS	2.78	2.20	0.58

3.04%	2.81%	2.96%	23 bps	8 bps	NIM	2.92%	3.02%	-10 bps
1.38%	1.39%	1.01%	-1 bp	37 bps	ROA	1.38%	1.14%	24 bps
14.39%	13.88%	10.20%	51 bps	419 bps	ROE	14.13%	11.40%	273 bps
54.95%	56.03%	57.01%	-108 bps	-206 bps	Efficiency Ratio	55.47%	57.56%	-209 bps

*Non-GAAP measure: see slide 26 for non-GAAP reconciliation

22

HANCOCK WHITNEY

Summary Balance Sheet ($ in millions) 2Q22 includes $0.2 billion, 1Q22 includes $0.3 billion and 2Q21 includes $1.4 billion in PPP loans, net 2Q22 includes $0.2 billion, 1Q22 includes $0.4 billion and 2Q21 includes $2.0 billion in average PPP loans, net Average securities excludes unrealized gain/(loss) Summary Balance Sheet ($ in millions) 4Q20 and YTD 2020 include $2.0 billion and 3Q20 included $2.3 billion in PPP loans, net Average securities excludes unrealized gain /(loss)       Change       4Q20 3Q20 4Q19 LQ PY Line Item YTD 2020 YTD 2019 Y-o-Y           EOP Balance Sheet       $21,789.9 $22,240.2 $21,212.8 ($450.3) $577.1 Loans (1) $21,789.9 $21,212.8 $577.1 7,356.5 7,056.3 6,243.3 300.2 1,113.2 Securities 7,356.5 6,243.3 1,113.2 30,616.3 30,179.1 27,622.2 437.2 2,994.1 Earning Assets 30,616.3 27,622.2 2,994.1 33,638.6 33,193.3 30,600.8 445.3 3,037.8 Total assets 33,638.6 30,600.8 3,037.8                   $27,698.0 $27,030.7 $23,803.6 $667.3 $3,894.4 Deposits $27,698.0 $23,803.6 $3,894.4 1,667.5 1,906.9 2,714.9 (239.4) (1,047.4) Short-term borrowings 1,667.5 2,714.9 (1,047.4) 30,199.6 29,817.7 27,133.1 381.9 3,066.5 Total Liabilities 30,199.6 27,133.1 3,066.5 3,439.0 3,375.6 3,467.7 63.4 (28.7) Stockholders' Equity 3,439.0 3,467.7 (28.7)                             Avg Balance Sheet       $22,065.7 $22,407.8 $21,037.9 ($342.1) $1,027.8 Loans $22,166.5 $20,380.0 $1,786.5 6,921.1 6,389.2 6,201.6 531.9 719.5 Securities (2) 6,398.7 5,864.2 534.5 29,875.5 29,412.3 27,441.5 463.2 2,434.0 Average earning assets 29,235.3 26,476.9 2,758.4 33,067.5 32,685.4 30,343.3 382.1 2,724.2 Total assets 32,391.0 29,125.4 3,265.6                   $27,040.4 $26,763.8 $23,848.4 $276.6 $3,192.0 Deposits $26,212.3 $23,299.3 $2,913.0 1,779.5 1,733.3 2,393.4 46.2 (613.9) Short-term borrowings 1,978.2 1,942.1 36.1 29,660.8 29,333.8 26,869.6 327.0 2,791.2 Total Liabilities 28,957.9 25,822.8 3,135.1 3,406.6 3,351.6 3,473.7 55.0 (67.1) Stockholders' Equity 3,433.1 3,302.7 130.4 3.99% 3.95% 4.69% 4 bps -70 bps Loan Yield 4.13% 4.81% -68 bps 2.23% 2.31% 2.56% -8 bps -33 bps Securities Yield 2.38% 2.62% -24 bps 0.31% 0.39% 1.11% -8 bps -80 bps Cost of IB Deposits 0.57% 1.25% -68 bps 79% 82% 89% -361 bps -1045 bps Loan/Deposit Ratio (Period End) 79% 89% -1045 bps CHANCOCK WHITNEY 26       Change Change 2Q22 1Q22 2Q21 LQ Prior Year YTD 2022 YTD 2021 Y-O-Y           EOP Balance Sheet 21,846.1 21,323.3 21,148.6 522.8 697.5 Loans (1) 21,846.1 21,148.6 697.5 8,531.4 8,481.1 8,633.1 50.3 (101.7) Securities 8,531.4 8,633.1 (101.7) 31,292.9 32,997.3 32,075.5 (1,704.4) (782.6) Earning Assets 31,292.9 32,075.5 (782.6) 34,637.5 36,317.3 35,098.7 (1,679.8) (461.2) Total Assets 34,637.5 35,098.7 (461.2)                   29,866.4 30,499.7 29,273.1 (633.3) 593.3 Deposits 29,866.4 29,273.1 593.3 630.0 1,620.3 1,516.5 (990.3) (886.5) Short-term borrowings 630.0 1,516.5 (886.5) 31,287.8 32,866.3 31,535.8 (1,578.5) (248.0) Total Liabilities 31,287.8 31,535.8 (248.0) 3,349.7 3,451.0 3,562.9 (101.3) (213.2) Stockholders' Equity 3,349.7 3,562.9 (213.2)                             Avg Balance Sheet       21,657.5 21,122.0 21,388.8 535.5 268.7 Loans (2) 21,391.3 21,566.1 (174.8) 8,979.4 8,687.8 8,194.8 291.6 784.6 Securities (3) 8,834.4 7,833.7 1,000.7 32,780.8 33,201.9 32,195.5 (421.1) 585.3 Average earning assets 32,990.2 31,608.8 1,381.4 35,380.2 36,003.8 35,165.7 (623.6) 214.5 Total Assets 35,690.3 34,624.9 1,065.4                   29,979.9 30,029.8 29,228.8 (49.9) 751.1 Deposits 30,004.7 28,686.8 1,317.9 1,224.2 1,689.9 1,661.0 (465.7) (436.8) Short-term borrowings 1,455.8 1,674.6 (218.8) 31,996.4 32,396.7 31,677.1 (400.3) 319.3 Total Liabilities 32,195.5 31,159.8 1,035.7 3,383.8 3,607.1 3,488.6 (223.3) (104.8) Stockholders' Equity 3,494.8 3,465.2 29.6                   3.86% 3.72% 3.95% 14 bps -9 bps Loan Yield 3.79% 3.98% -19 bps 2.00% 1.98% 1.91% 2 bps 9 bps Securities Yield 1.99% 1.95% 4 bps 0.13% 0.10% 0.18% 3 bps -5 bps Cost of IB Deposits 0.11% 0.21% -10 bps 73.15% 69.91% 72.25% 323 bps 90 bps Loan/Deposit Ratio 73.15% 72.25% 90 bps

Results *Non-GAAP measure: see slide 26 for non-GAAP reconciliation   2Q21 3Q21 4Q21 1Q22 2Q22 Operating PPNR (TE)* ($000) 137,176 134,784 134,152 134,501 146,873 Net Interest Income (TE) ($000) 237,498 237,477 231,931 231,008 248,317 Net Interest Margin (TE) 2.96% 2.94% 2.80% 2.81% 3.04% Operating Noninterest Income* ($000) 91,472 88,785 86,012 83,432 85,653 Operating Expense* ($000) 191,793 191,477 183,791 179,939 187,097 Efficiency Ratio 57.01% 57.44% 56.57% 56.03% 54.95% Results *Non-GAAP measures. See slides 29-31 for non-GAAP reconciliations   4Q19 1Q20 2Q20 3Q20 4Q20 Operating PPNR (TE)* ($000) 125,660 115,688 118,518 126,346 130,607 Net Interest Income (TE)* ($000) 236,736 234,636 241,114 238,372 241,401 Net Interest Margin (TE)* 3.43% 3.41% 3.23% 3.23% 3.22% Noninterest Income ($000) 82,924 84,387 73,943 83,748 82,350 Operating Expense* ($000) 194,000 203,335 196,539 195,774 193,144 Efficiency Ratio* 58.88% 62.06% 60.74% 59.29% 58.23% CHANCOCK WHITNEY 27

Balance Sheet Summary   2Q21 3Q21 4Q21 1Q22 2Q22 Average Loans ($MM) 21,389 20,941 20,770 21,122 21,658 Average Total Securities ($MM) 8,195 8,369 8,378 8,688 8,979 Average Deposits ($MM) 29,229 29,237 29,751 30,030 29,980 Loan Yield (TE) 3.95% 3.90% 3.83% 3.72% 3.86% Cost of Deposits 0.10% 0.07% 0.06% 0.05% 0.07% Tangible Common Equity Ratio 7.70% 7.85% 7.71% 7.15% 7.21% Balance Sheet Summary   4Q19 1Q20 2Q20 3Q20 4Q20 Average Loans ($MM) 21,038 21,234 22,957 22,408 22,066 Average Total Securities ($MM) 6,202 6,149 6,130 6,389 6,921 Average Deposits ($MM) 23,848 24,327 26,703 26,764 27,040 Loan Yield (TE) 4.69% 4.56% 4.04% 3.95% 3.99% Cost of Interest Bearing Deposits 1.11% 1.01% 0.58% 0.39% 0.31% Tangible Common Equity Ratio 8.45% 8.00% 7.33% 7.53% 7.64% CHANCOCK WHITNEY 28

Operating Revenue (TE), Operating PPNR (TE) Reconciliations   Three Months Ended (in thousands) 6/30/2022 3/31/2022 12/31/2021 9/30/2021 6/30/2021 Net interest income $245,732 $228,463 $229,296 $234,709 $234,643 Noninterest income 85,653 83,432 89,612 93,361 94,272 Total revenue $331,385 $311,895 $318,908 $328,070 $328,915 Taxable equivalent adjustment 2,585 2,545 2,635 2,768 2,854 Nonoperating revenue — — (3,600) (4,576) (2,800) Operating revenue (TE) $333,970 $314,440 $317,943 $326,262 $328,969 Noninterest expense (187,097) (179,939) (182,462) (194,703) (236,770) Nonoperating expense — — (1,329) 3,225 44,977 Operating expense (187,097) (179,939) (183,791) (191,478) (191,793) Operating pre-provision net revenue (TE) $146,873 $134,501 $134,152 $134,784 $137,176 Total Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.   Three Months Ended (in thousands) 12/31/2020 9/30/2020 6/30/2020 3/31/2020 12/31/2019 Net interest income $238,286 $235,183 $237,866 $231,188 $233,156 Noninterest income 82,350 83,748 73,943 84,387 82,924 Total revenue $320,636 $318,931 $311,809 $315,575 $316,080 Taxable equivalent adjustment 3,115 3,189 3,248 3,448 3,580 Total revenue (TE) $323,751 $322,120 $315,057 $319,023 $319,660 Noninterest expense (193,144) (195,774) (196,539) (203,335) (197,856) Nonoperating expense — — — — 3,856 Operating pre-provision net revenue $130,607 $126,346 $118,518 $115,688 $125,660 CHANCOCK WHITNEY 31 Taxable equivalent (TE) amounts are calculated using a federal tax rate of 21% Three Months Ended (in thousands) 6/30/2022 3/31/2022 12/31/2021 9/30/2021 6/30/2021 Nonoperating Income       Gain from hurricane-related insurance settlement $ — $ — $3,600 $ — $ — Gain on sale of Hancock Horizon Funds — — — 4,576 — Gain on sale of Mastercard Class B common stock — — — — 2,800 Nonoperating Expense           Efficiency initiatives — — (649) (1,867) 40,812 Hurricane related expenses — — (680) 5,092 — Loss on redemption of subordinated debentures — — — — 4,165 Total Nonoperating (income)/expense items, net $ — $ — ($4,929) ($1,351) $42,177 Nonoperating Items

Paycheck Protection Program (PPP) Loans Under the original and extended Paycheck Protection Programs (PPP), the company originated more than 20,000 loans totaling $3.3 billion; $151 million in loans outstanding at June 30, 2022 During 2Q22, $183.5 million in PPP loans were forgiven Expect slowdown in remaining forgiveness Unamortized fees totaled $1.2 million as of June 30, 2022   Quarterly Impact $ in millions except per share data EOP PPP Net Income PPNR Fees Amortized NIM EPS 2Q20 $2,287 $12.8 $16.2 $13.0 0.05% $0.15 3Q20 2,324 15.3 19.3 17.0 0.06% 0.17 4Q20 2,005 14.7 18.6 15.7 0.05% 0.17 1Q21 2,346 14.3 18.2 14.2 0.04% 0.16 2Q21 1,418 15.8 20.0 16.9 0.09% 0.18 3Q21 935 11.9 15.3 14.4 0.11% 0.13 4Q21 531 8.4 10.9 10.3 0.09% 0.09 1Q22 335 3.7 4.8 4.3 0.03% 0.04 2Q22 151 2.6 3.4 1.8 0.01% 0.03 West 25% Central 39% East 36% HNCOCK WHITNEY 7

Loan Portfolio Composition As of June 30, 2022 HNCOCK WHITNEY 10 Total Loans Outstanding % of Total Loans Commitment ($s in millions) Commercial non-RE $7,355 33.7% $12,705 CRE-owner 2,522 11.5% 2,661 CRE - income producing 3,023 13.8% 3,174 C&D 1,337 6.1% 3,342 Healthcare 1,972 9.0% 2,468 Equipment Finance 1,051 4.8% 1,051 Energy 249 1.1% 382 PPP 151 0.7% 151 Total Commercial 17,660 80.8% 25,934 Mortgage 2,616 12.0% 2,623 Consumer 1,408 6.4% 3,295 Indirect 162 0.7% 162 Grand Total $21,846 100.0% $32,014         For Information Purposes Only (included in categories above)       Hospitality $1,104 5.1% $1,271 Retail $1,891 8.7% $2,315

Current Hedge Positions Cash Flow (CF) Hedges Receive 189 bps versus paying 1m LIBOR/SOFR on $1.75 billion $500 million of CF hedges terminated in 3Q21 will provide NII support of $13.4 million through the remainder of 2022 and 2023 collectively No additional CF hedges were terminated in 2Q22 Total Termination Value on remaining active CF Hedges is approximately ($52) million as of 6/30/22 $475 million of existing CF hedges will mature over the next 8 months Fair Value (FV) Hedges $1.4 billion in securities are hedged with $1.3 billion of FV hedges Duration (Market Price Risk) reduced from approximately 7.4 to 3.3 on hedged securities Terminated $545 million in FV hedges in 2Q22 at a gain of $43 million (will be recognized as a book value adjustment and will increase the asset yield on the underlying assets by 0.94%) Current Termination Value of FV hedges is approximately $62.2 million at 6/30/2022 FV hedges become fully effective beginning January 2024 through July 2026; at that point we pay fixed 1.52% and receive the fed fund effective rate (resulting in these bonds being a variable rate of FF plus 38 bps) When FV hedges are terminated, the value of each hedge is an adjustment to the book value of the underlying security; thereby changing its current book yield and extending its duration

Second Quarter 2022 Earnings Conference Call 7/19/2022 HANCOCK WHITNEY